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Exhibit 99.1

Certification of
Chief Executive Officer
of
Alliance Data Systems Corporation

        This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q for the quarter ended March 31, 2003 (the "Form 10-Q") of Alliance Data Systems Corporation (the "Registrant").

        I, J. Michael Parks, the Chief Executive Officer of Registrant certify that to the best of my knowledge:

  (i)
  the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

  (ii)
  the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: May 14, 2003

/s/ J. MICHAEL PARKS
		Name:	J. Michael Parks
Chief Executive Officer
Subscribed and sworn to before me this 14th day of May, 2003.
/s/ JANE BAEDKE
Name:	Jane Baedke
Title:	Notary Public
My commission expires:

    A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

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Certification of Chief Executive Officer of Alliance Data Systems Corporation